Exhibit 23.1

INDEPENDENT AUDITORS CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-8 to Registration Statement No. 333-69455 of The Clorox Company on Form S-4 of our report dated July 30, 1998, appearing in and incorporated by reference in the Annual Report on Form 10-K of The Clorox Company for the year ended June 30, 1998.


Deloitte & Touche LLP
/s/ DELOITTE & TOUCHE LLP

Oakland, California
June  , 1999